SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) January 22, 2010
HARBINGER GROUP INC.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-4219	74-1339132

(Commission File Number)	(IRS Employer Identification No.)

100 Meridian Centre, Suite 350, Rochester, New York	14618

(Address of Principal Executive Offices)	(Zip Code)
(585) 242-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) On January 22, 2010, Harbinger Group Inc. entered into a Retention and Consulting Agreement with Mr. Leonard DiSalvo, the Company’s Vice President — Finance.
Pursuant to the terms of the Retention Agreement, Mr. DiSalvo will continue to be employed by the Company through May 31, 2010, at which time he shall be entitled to the following retention payments: (i) a lump sum payment equal to $150,000; (ii) a pro-rated bonus for 2010 equal to $34,453; and (iii) three months of outplacement services. Beginning on June 1, 2010, Mr. DiSalvo will be engaged to provide certain consulting services on behalf of the Company for a period of 12 months. For each full month of consulting service, Mr. DiSalvo will be compensated at a rate equal to 1/12th of his annual base salary at the salary rate in effect on the date his employment terminates. In addition, if Mr. DiSalvo elects health care continuation coverage under COBRA, the Company will pay his COBRA premiums during the 12 month consulting period at the same rate it pays health insurance premiums for its active employees. Mr. DiSalvo’s outstanding stock options will continue to be subject to the terms of the Company’s 1996 Long-Term Incentive Plan and the Zap.Com 1999 Long-Term Incentive Plan, as applicable; provided, that for purposes of his outstanding options only, Mr. DiSalvo’s employment will be deemed to terminate on August 31, 2010. Mr. DiSalvo’s entitlement to these retention and consulting payments and other benefits will be forfeited if his employment is terminated by the Company for cause or if he voluntarily resigns prior to May 31, 2010. Mr. DiSalvo may terminate the consulting period at any time upon providing the Company with 30 days’ prior written notice. The Company may terminate the consulting period at anytime for cause. Mr. DiSalvo’s entitlement to the retention and consulting payments will also be subject to his execution of a release in a form reasonably acceptable to the Company.
The description of the Retention Agreement is qualified in its entirety by reference to the complete text of the document, a copy of which is attached hereto as Exhibit 10.1.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1	Retention and Consulting Agreement, dated as of January 22, 2010, by and between Harbinger Group Inc. and Leonard DiSalvo.
[SIGNATURE PAGE FOLLOWS]

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARBINGER GROUP INC.

Date: January 28, 2010	By:	/s/ Francis T. McCarron

	Name:	Francis T. McCarron
	Title:	Executive Vice President and Chief Financial Officer

3